Exhibit 10.6

Exclusive Consulting and Services Agreement

This Exclusive Consulting and Services Agreement (this “Agreement”) is executed by and among the following parties on June 5, 2015:

Hangzhou Weimi Network Technology Co., Ltd. (“Party A”)

Registered address: ***

Hangzhou Aimi Network Technology Co., Ltd. (“Party B”)

Registered address: ***

WHEREAS:

1.                          Party A is a wholly foreign-owned enterprise incorporated in Hangzhou, the People’s Republic of China (for the purpose of this Agreement, excluding Hong Kong, Macau and Taiwan, hereinafter referred to as “PRC”), which has the necessary resources for technical and consulting services and experience in providing specialized technical and consulting services.

2.                          Party B is a domestic limited liability company incorporated in Hangzhou, China, which is interested in developing technology, improving management, enhancing and consolidating its market position.

3.                          Party A agrees to provide Party B with technical and consulting services, and Party B agrees to accept such technical and consulting services provided by Party A.

Therefore, based on the principles of equality and mutual benefit, upon consultations conducted on a friendly basis, the Parties have reached the following agreements:

1.                  Technical and Consulting Services; Exclusive and Proprietary Rights

1.1                     Within the term of this Agreement, Party A agrees to provide Party B with relevant technical and consulting services as Party B’s exclusive technology and consulting service provider in accordance with the terms of this Agreement (details set out in Schedule I).

1.2                     Party B agrees to accept the technical and consulting services provided by Party A and should provide appropriate cooperation for Party A to complete the aforementioned work, including but not limited to providing relevant data, the required technical requirements, instructions, etc. Party B further agrees that, except with Party A’s prior written consent, Party B shall not accept any technical or consulting services provided by any third party in relation to the above matters under this Agreement, nor may it be licensed or transferred from any third party to any service or improvement that is the same or similar to the services in the technical and consulting services unless they are licensed or transferred with the prior written approval of Party A.

1.3                     All rights, ownership, interests and intellectual property rights (including but not limited to copyrights, patents, technical know-how, trade secrets, and others) arising from the performance of this Agreement, whether developed by Party A on its own, developed by Party B based on Party A’s intellectual property rights, or developed by Party A based on Party B’s intellectual property rights, shall be owned by Party A and for which Party A enjoys exclusive and proprietary rights and Party B shall not claim any rights, ownership, interests and intellectual property rights from Party A. The Parties agree that this section shall survive modifications to and rescission or termination of this Agreement.

1.4                     Party B undertakes that if it intends to conduct any business cooperation with other enterprises, it shall obtain Party A’s prior written consent, and Party A or its affiliates have the priority to cooperate under the same conditions.

2.                  Obligations of the Parties

2.1                     Party A’s Obligations

Party A agrees to provide Party B with timely technical and consulting services in accordance with this Agreement within the term hereof.

2.2                     Party B’s Obligations

2.2.1                 Party B agrees to ascertain the technical and consulting service fees (the “Service Fees”) under this Agreement in the pattern listed in Schedule II and make timely payment to Party A.

2.2.2                 Party B shall properly and reasonably accept and use the technical and consulting services provided by Party A.

2.2.3                 Upon the occurrence of any incident affecting the normal operation of Party B, Party B shall promptly notify Party A.

2.2.4                 Party B hereby authorizes Party A or any person authorized by Party A to enter Party B’s office or other business premises at a reasonable time.

2.2.5                 Party B shall not take and shall procure to the greatest extent other third parties to refrain from any actions that may have an adverse effect on the ownership or intellectual property rights of Party A to provide services under this Agreement.

2.2.6                 Party B shall be responsible for obtaining all relevant required approvals and permits (if necessary) from the relevant authorities with respect to Party A’s performance of its obligations under this Agreement.

2.2.7                 Party B shall provide Party B with the financial reports, documents, accounts, records, data, etc. for each quarter in five (5) business days after the end of such quarter, for Party A to audit Party B’s accounts and confirm the amount of the Service Fees.

3.                  Representations and Warranties

3.1                     Party A hereby represents and warrants as follows:

3.1.1                 Party A is a company legally registered and validly existing in accordance with the PRC laws.

3.1.2                 Party A has signed and implemented this Agreement within its corporate power and business scope; Party A has taken necessary corporate actions and appropriate authorizations and obtained consent and approval from third parties and governmental authorities, without any violation of the restrictions by the laws and contracts  binding on or affecting Party A.

3.1.3                 This Agreement shall constitute Party A’s legal, valid and binding obligations enforceable in accordance with the terms of this Agreement upon its execution.

3.2                     Party B hereby represents and warrants as follows:

3.2.1                 Party B is a company legally registered and validly existing in accordance with the PRC laws.

3.2.2                 Party B has signed and implemented this Agreement within its corporate power and business scope; Party B has taken necessary corporate actions and appropriate authorizations and obtained consent and approval from third parties and governmental authorities, without any violation of the restrictions by the laws and contracts  binding on or affecting Party B.

3.2.3                 This Agreement shall constitute Party B’s legal, valid and binding obligations enforceable in accordance with the terms of this Agreement upon its execution.

4.                  Confidentiality

4.1                     Party B agrees to try its best to take all reasonable measures to maintain in confidence all the confidential materials and information it knows or accesses as a result of receiving Party A’s exclusive technical and consulting services (the “Confidential Information”). Without prior written consent of Party A, Party B shall not disclose, give or transfer such Confidential Information to any third party. Once this Agreement is terminated, Party B shall return any documents, materials or software containing Confidential Information to Party A as requested by Party A, or destroy them on its own, and delete any Confidential Information from any relevant memory devices, and shall not continue to use these Confidential Information. Party B shall take necessary measures to disclose Confidential Information merely to Party B’s staff, agents or professional advisors who need to know it, and require such Party B’s staff, agents or professional advisors to comply with the confidentiality obligation with the degree no lower than hereof.

4.2                     The above restrictions do not apply to:

4.2.1                 information which has become generally available to the public at the time of its disclosure;

4.2.2                 information which has become generally available to the public after its disclosure not due to Party B’s fault;

4.2.3                 information of which Party B is able to prove its ownership prior to its disclosure and which is not directly or indirectly obtained from Party A, Party A’s affiliated companies, or its shareholders and ultimate shareholders;

4.2.4                 information Party B is obliged to disclose to relevant governmental authorities, stock exchange agencies in accordance with legal requirements; or information Party B discloses to its direct legal and financial advisors for its needs of ordinary business, provided that Party B shall procure the legal and financial advisors to abide by the confidentiality obligations under this section.

4.3                     The Parties agree that this Section shall survive modifications to and rescission or termination of this Agreement.

5.                  Default

5.1                     Any violation by Party B of the terms of this Agreement or failure to perform its obligations under this Agreement in a timely manner shall be deemed as default. Party A may give a written notice to Party B requesting Party B to promptly correct its default and take timely and effective measures to eliminate the consequences of such default, and to compensate Party A for any loss suffered as a result of this default in accordance with applicable laws and this Agreement.

5.2                     In the event of Party B’s default, if Party A, based on its reasonable and objective judgment, believes that it is not feasible or unfair for Party A to perform its obligations under this Agreement, Party A may notify Party B in writing that Party A will temporarily suspend the performance of its obligations under this Agreement, until Party B terminates its default and has taken effective measures to eliminate the consequences of such default, and compensated Party A for its losses due to such default in accordance with applicable laws and the terms of this Agreement.

5.3                     The waiver by the Parties to this Agreement of the defaulting party’s default is valid only when such waiver is made in writing. No failure or delay by a Party in exercising any right or remedy pursuant to this Agreement shall result in a waiver of such rights; and no partial exercising of any right or remedy shall preclude such Party from exercising other right or remedy.

5.4                     Party B shall indemnify Party A in full and hold Party A harmless against any damages for any losses, damages, obligations and expenses resulting from Party A’s lawsuits, claims or other requests arising from or resulting from the contents of the technical and consulting services requested by Party B.

5.5                     The losses suffered by Party A and recoverable from Party B referred to in this section include all direct economic losses, any foreseeable reasonable indirect economic losses and related costs incurred, including but not limited to attorney fees, court costs, arbitration fees, and travel expenses.

5.6                     Party B acknowledges and agrees that if it violates any of the obligations under this Agreement, such default may cause irreparable damage to Party A and Party B’s compensation under the law and/or this Agreement may not be sufficient. Therefore, in the event of any such default or expected default, Party A shall have the right to request Party B to continue to perform its obligations under this Agreement in addition to the remedies provided in this Agreement and applicable laws.

5.7                     This section shall not be affected by any termination or dissolution of this Agreement.

6.                  Effectiveness and Term

6.1                     This Agreement shall become effective after being executed by the Parties. Unless terminated in advance in accordance with the terms of this Agreement or relevant agreements entered into by the Parties, the term of this Agreement shall be 10 years.

6.2                     When the term of this Agreement expires, unless Party A informs Party B by prior written notice three (3) months in advance, the term of this Agreement shall be automatically extended by ten (10) years, and so forth.

7.                  Modification and Termination

7.1                     Any modifications to this Agreement must be signed by the Parties in writing. Otherwise, any modifications to this Agreement may not bind the Parties to the Agreement. Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated on the date of expiration.

7.2                     During the term of this Agreement, Party B shall not terminate this Agreement in advance. Notwithstanding, Party A shall have the right to terminate this Agreement upon a written notice to Party B at any time with 30 days in prior. If Party A cancels this Agreement in advance due to the reasons attributable Party B, Party B shall compensate all losses caused to Party A, and shall pay the relevant Service Fees for the service completed.

7.3                     The rights and obligations of the Parties under Section 1.3, Section 4 and Section 5 shall survive the termination of this Agreement.

7.4                     Modifications and rescission of this Agreement shall not affect the Party’s right to claim damages. In the event of any losses to a Party as a result of the modifications or rescission of this Agreement, the liable Party shall be liable for the compensation unless exempted by the laws.

8.                  Dispute Resolution

8.1                     In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 60 days or any longer period as agreed by the Parties after either Party’s receipt of the other Party’s request for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Hangzhou Arbitration Commission for arbitration, in accordance with its Arbitration Rules then effective. The arbitration shall be conducted in Hangzhou, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on the Parties.

8.2                     Except for the matters on dispute between the Parties, the Parties shall continue to perform their respective obligations in accordance with the provisions of this Agreement in good faith.

9.                  Force Majeure

9.1                     “Force Majeure Event” means any event that is beyond the reasonable control of a Party and is still unavoidable under the reasonable care of the affected Party, including but not limited to government actions, natural forces, fires, explosions, storms, floods, earthquakes, tides, lightning, or war. However, the lack of credit, funds or financing may not be deemed to be beyond the reasonable control of one Party. The Party seeking to waive the performance of the obligations under this Agreement due to force majeure events shall notify the other Party as soon as possible of the exemption and inform them of the steps to be taken to complete the performance.

9.2                     When the performance of this Agreement is postponed or hindered due to “force majeure” in the foregoing definition, the Party affected by force majeure shall not bear any responsibility under this Agreement within the scope of being postponed or hindered. The Party affected by force majeure event shall take appropriate measures to mitigate or eliminate the effect of such force majeure event and shall make efforts to resume its performance of obligations that has been so postponed or prevented by such force majeure event. Once the event of force majeure is eliminated, the Parties agree to resume their performance under this Agreement with the utmost efforts.

10.           Notice

10.1              All notices issued by the Parties for the implementation of the rights and obligations under this Agreement shall be made in writing and delivered to the address of the relevant Parties by delivering in person, registered post, postage prepaid mail, approved express service, or facsimile at to the address of such Party valid then.

10.2              Notices and correspondence shall be deemed delivered in the following circumstances:

10.2.1          Notices delivered by facsimile shall be deemed delivered on the date recorded on the fax, but when the fax delivers later than 5 p.m. or on the non-working day of the place, the next business day of the date shown on the record shall be the date on which the notices are deemed delivered;

10.2.2          Notices delivered in person including express delivery shall be deemed delivered on the date of receipt;

10.2.3          Notices delivered by registered post shall be deemed delivered on the 15th day after the date of receipt of the registered post.

11.           Assignment

Party B shall not assign its rights and obligations under this Agreement to any third party unless with Party A’s prior written consent. Party A may transfer its rights and obligations under this Agreement to any third party without the consent of Party B, but shall notify Party B of such transfer.

12.           Severability

If any term under this Agreement is invalid or unenforceable due to inconsistency with the relevant laws, such term shall be invalid or non-enforceable within the relevant jurisdictions, and shall not affect the legal effect of other provisions of this Agreement.

13.           Amendments and Supplements

Any amendments and supplements to this Agreement shall be made in writing. The amendment and supplementary agreements duly executed by the Parties relating to this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

14.           Waivers

Except for otherwise provided in this Agreement, no failure or delay by a Party in exercising any right, power or privilege under this Agreement shall result in a waiver thereof. No single or partial exercising of any right, power or privilege under this Agreement by any Party shall preclude such Party from exercising any other right, power or privilege under this Agreement.

15.           Governing Law

The execution, effectiveness, performance and interpretation of this Agreement and the resolution of disputes hereunder shall be governed by and interpreted in accordance with the PRC laws.

16.           Others

This Agreement is executed in two counterparts, each of which shall have equal legal effect.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

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Party A: Hangzhou Weimi Network Technology Co., Ltd. (Seal)

By:	/s/ Sun Qin

Name: Sun Qin

Title: Legal Representative

Party B: Hangzhou Aimi Network Technology Co., Ltd. (Seal)

By:	/s/ Sun Qin

Name: Sun Qin

Title: Legal Representative

Schedule I

List of Contents of Technical and Consulting Services

Service Type	Service Content
Design and Development	Providing services for designing and developing equipment, software and systems of computer data communications
Operation and Maintenance	Providing operational maintenance services for equipment, software and systems of computer data communications
Product Consulting	Providing consulting services on the design, development of equipment, software and systems of computer data communications
Management Consulting

Daily accounting transaction processing consulting and tax law consulting, development of financial management and auditing systems, investment and financing consulting, labor and personnel consulting, etc.

Marketing Consulting	Providing marketing consulting services on marketing, merchandising, etc.

Schedule II

Methods of Service Fees Calculation and Payment

During the term of this Agreement, the Service Fees that Party B shall pay to Party A for the services provided by Party A as set forth in Schedule I shall be denominated in RMB and calculated according to the following formula:

Service Fees = Party B’s Income - Turnover Taxes - Party B’s Total Cost - Party B’s Retained Earnings

Where:

•                                          Party B’s income means Party B’s income received from third parties in the ordinary course of business;

•                                          Turnover taxes include but are not limited to business tax, value added tax, urban maintenance and construction tax, and educational surcharges;

•                                          Party B’s total costs include all costs and expenses, such as cost of goods sold and the operating costs incurred by Party B in conducting its business; and

•                                          The retained earnings of Party B shall be zero except that the amount of the retained earnings has been otherwise agreed by Party A in writing.

During the term of this Agreement, Party A is entitled to adjust the above Service Fees at its own discretion without the consent of Party B.

Party A shall provide Party B with the written details of the Service Fees incurred by the technical and consulting services in the previous quarter within the first five (5) business days of each quarter. Party B shall confirm to Party A in writing within three (3) business days after receiving such details. Upon the failure in timely confirmation, Party B shall be deemed to have confirmed the details provided by Party A to be correct. Party B shall pay the Service Fees to Party A’s designated account within ten (10) business days after the confirmation of the Service Fees listed by Party A in writing.